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                                                                    EXHIBIT 10.8

THIS NOTE AND THE COMMON STOCK THAT MAY BE ISSUED UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATUTES OR, UNLESS PRIOR TO ANY SALE, TRANSFER, OR PLEDGE, THE ISSUER RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO IT, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND STATUTES AND THE RULES PROMULGATED THEREUNDER.

                      CONVERTIBLE, STRAIGHT PROMISSORY NOTE

$1,000,000.00                                                    August 27, 2001


         For value received, the undersigned, CETALON CORPORATION, a Nevada corporation (the "Company") hereby promises to pay to the order of NATURE'S SUNSHINE PRODUCTS, INC., a Utah corporation, its successors and assigns (the "Holder"), in lawful money of the United States of America, the principal sum of One Million and no/100ths Dollars ($1,000,000.00) and all interest accrued thereon. Interest shall accrue on any unpaid principle balance of this Note on a daily basis at the rate of twelve percent (12%) per annum, compounded annually, and shall be calculated on the basis of a 365-day year.

                              Terms and Conditions

         1. Term of Loan. Principal and all accrued interest under this Note shall be due and payable in full on August 26, 2004.

         2. Prepayments.

         During the first two weeks following each of the first and second anniversaries of this Note, the Company shall have the right, but not the obligation, to prepay this Note in part, but not in whole. The maximum amount of each such prepayment shall not exceed one-third of the original principal balance of this Note, or $333,333.00, and all interest accrued thereon to the date of such prepayment. The Company's exercise, or waiver, of its first opportunity to make a prepayment shall not affect its right to exercise or waive its second opportunity to make a prepayment; but, in no event, shall any such prepayment postpone or otherwise delay the payment due upon the expiration of the term of this Note. In the event that the Company shall choose to prepay this Note, on either or both such occasions, the Company shall give Holder ten (10) days prior written notice of its intent to prepay. During such ten-day notice period, Holder shall have the right, at its option, to convert all or part of the unpaid principal and accrued interest of this Note into Conversion Shares at the Conversion Price (as those terms are defined in Section 3, below). Any such payment shall apply first to the outstanding interest in respect of the amount of principal so pre-paid, with the remainder of any such payment being applied as a prepayment of principal.


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         3.       Conversion.

                  (a) Optional Conversion Right. Subject to the terms and conditions of Section 3(b) hereof, following the first anniversary of this Note (the "Conversion Period"), the Holder may, at its option, at any time and from time to time, convert (the "Conversion Right") the unpaid principal balance of this Note, plus accrued interest thereon, in whole or in part, into shares of the Company's Common Stock, par value $0.0001 per share (the "Conversion Shares"), based upon a Conversion Share price (the "Conversion Price") to be calculated in the manner set forth in the following paragraph and subject to adjustment as provided in Section 3(d) hereof.

                  For purposes of determining the Conversion Price, the "Fair Market Value" of one share of the Company's Common Stock shall be calculated in the manner set forth herein below. If, as of a "Conversion Date" (as that term in defined in Section 3(b) hereof), the Company's Common Stock is traded on a national securities exchange or the Nasdaq Stock Market, then the Fair Market Value of one share of the Company's Common Stock shall be the average of the closing selling prices thereof, as reported by such exchange or as reported on the Nasdaq Stock Market for the five trading days immediately preceding the Conversion Date, or if there were no sales of the Company's Common Stock during such five-day period, then the Fair Market Value of one share of the Company's Common Stock shall be deemed to be the closing selling price of the Company's Common Stock, as reported by such exchange or as reported on the Nasdaq Stock Market for the next prior trading day on which there were sales of the Company's Common Stock. If, as of a Conversion Date, the Company's Common Stock is traded other than on a national securities exchange or the Nasdaq Stock Market, then the Fair Market Value of one share of the Company's Common Stock shall be the average of the closing bid and asked prices of one share of the Company's Common Stock, as quoted on the OTC Bulletin Board or the Pink Sheets, as relevant, for the five trading days immediately preceding the Conversion Date or, if there is no bid and asked price during such five-day period, the Fair Market Value of one share of the Company's Common Stock shall be deemed to be the average of the closing bid and asked prices of the Company's Common Stock, as quoted on the OTC Bulletin Board or the Pink Sheets, as relevant, for the next prior trading day on which there was a bid and asked price. If no such bid and asked price is available, the Company's Board of Directors shall make a good faith determination of the Fair Market Value of one share of the Company's Common Stock using any reasonable method of valuation.

                  The Conversion Price for one Conversion Share shall be the lesser of (i) 80% of the Fair Market Value of one share of the Company's Common Stock or (ii) $2.00. Notwithstanding the above, the Conversion Price for one Conversion Share shall not be less than $1.40. By way of example but not by way of limitation, if the Conversion Right were to be exercised with respect to $1,000,000 and if the Conversion Price were $2.00 per Conversion Share, the Holder would receive 500,000 Conversion Shares ($1,000,000 Conversion Amount divided by $2.00 Conversion Price/Conversion Share).

                  (b) Mechanics and Condition of Conversion. The Holder may exercise its conversion rights under Section 3(a) hereof by written notice to the Company (the "Conversion Notice") stating that the Holder elects to convert some or all of the principal balance of this Note, and specifying the amount of such principal balance to be converted (the "Conversion Amount"). In the event that the Holder elects to convert the remaining principal balance of this Note, the Holder shall at the time of delivering the Conversion Notice also surrender this Note. Notwith-


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standing any terms in Section 6(h) hereof in respect of the date on which a notice shall be deemed to have been delivered, Conversion shall be deemed to be effective, and the relevant Conversion Price shall be calculated, as of the date on which the Conversion Notice is received by the Company (the "Conversion Date") for the Conversion Amount.

                  (c) Issuance of Conversion Shares. As soon as practicable after conversion of this Note, the Company will, at its expense, cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of Conversion Shares to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company and as may be provided for in any applicable contracts between the Holder and the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. All Conversion Shares issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

                  (d) Fractional Interests. The Company shall not be required to issue fractional Conversion Shares on the conversion of this Note, in whole or in part. If any fractions of a Conversion Share would, except for the provision of this subsection, be issued upon the exercise of the Conversion Right hereunder, the Company will: (i) if the fraction of a Conversion Share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of Conversion Shares to which the Holder is otherwise entitled; or (ii) if the fraction of a Conversion Share otherwise issuable is greater than one-half, round up and issue to the Holder an additional Conversion Share in addition to the largest whole number of Conversion Shares to which the Holder is otherwise entitled.

                  (e) Adjustments. The number of Conversion Shares purchasable upon conversion of this Note and the Conversion Price shall be subject to adjustment as follows:

                           (i) Stock Dividends, Stock Splits, Etc. In case the
Company shall at any time after the date of this Note (A) declare or pay a dividend in shares of Common Stock (as hereinafter defined) or make a distribution in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the number of Conversion Shares purchasable upon conversion of this
Note immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Conversion Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described hereinabove, had the Note been converted immediately prior to the happening of such event or any record date with respect thereto.

                           (ii) De Minimus Adjustment. No adjustment in the
number of Conversion Shares purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Conversion Price; provided, however, that any adjustments which by reason of this Section 3(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.


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                           (iii) Conversion Price Adjustment. Whenever the
number of Conversion Shares purchasable upon the conversion of this Note is adjusted, as herein provided, the Conversion Price payable upon purchase of each Conversion Share shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Conversion Shares purchasable upon the conversion of this Note immediately prior to such adjustment, and of which the denominator shall be the number of Conversion Shares purchasable immediately thereafter.

                           (iv) Preservation of Purchase Rights Upon Merger,
Consolidation, Etc. In case of any merger, reorganization or consolidation of the Company into another corporation or entity other than a subsidiary of the Company (a "Merger"), or in case of any sale of all, or substantially all, of the assets of the Company or any subsidiary of the Company (a "Sale of Assets"), the Company shall give ten (10) days written notice to the Holder prior to such Merger or Sale of Assets. Prior to or contemporaneous with the closing of such Merger or Sale of Assets, the Company shall, at Holder's election, either (i) repay all unpaid principal and interest under this Note, (ii) convert this Note into Conversion Shares at the Conversion Price, or (iii) execute, or cause any successor or purchasing entity or corporation, as the case may be to execute, with the Holder an agreement that the Holder shall have the right thereafter to purchase upon conversion of the Note the kind and amount of Conversion Shares and other securities and property which it would have owned or have been entitled to receive after the happening of such Merger or Sale of Assets had such Note been converted immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3(e). The provisions of this Section 3(e)(iv) shall similarly apply to successive Mergers and Sales of Assets.

                  (f) Common Stock. For the purpose of this Note, the term "shares of Common Stock" or "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Note, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon conversion of this Note and the Conversion Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares referred to in Section 3(a) hereof.

         4.       Default.

         The entire unpaid principal and accrued interest of this Note shall become and be immediately due and payable upon written demand of the Holder, without any other notice (except as may otherwise be set forth hereinbelow) or demand of any kind or any presentment or protest, if any one of the following events (each an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:


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                  (a) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due;

                  (c) If an order for relief shall have been entered by a bankruptcy court or if a decree order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of forty-five (45) days; or if any substantial part of Company Property is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within forty-five
(45) days; or

                  (d) If the Company is dissolved, liquidated, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

                  (e) If the Company is in breach under the terms of any agreement with Holder and/or any affiliate of Holder, including this Note, that has not been cured in accordance with the terms of such agreement.

         5. Corporate Action; No Impairment. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against wrongful impairment.

         6.       General

                  (a) Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

                  (b) Designees for Shares. The Holder may designate persons other than the Holder in whose names the Conversion Shares may be registered and issued.


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                  (c) Absence of Registration. The Holder acknowledges that none of the Conversion Shares has been registered under the Securities Act of 1933, as amended, and agrees the Company shall have the right to require the Holder to furnish such representations and warranties as to the Holder's investment intent as are reasonable and customary in the issuance of unregistered stock.

                  (d) Reservation of Shares. The Company represents and warrants that it has reserved out of the authorized and unissued shares of Common Stock a number of Conversion Shares sufficient to provide for the exercise of the Conversion Right provided for by Section 3 hereof. If at any time the number of authorized but unissued shares of Common Stock or other securities shall not be sufficient to effect the conversion of this Note, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities to such number of shares of Common Stock or other securities as shall be sufficient for such purpose.

                  (e) Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder, and their respective successors and assigns.

                  (f) Changes and Indulgences. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only upon written consent of the Company and the Holder. Neither the failure nor any delay on the part of either the Holder or the Company to exercise any right, remedy, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege constitute a waiver with respect to any other occurrence.

                  (g) Currency. Except as otherwise set forth or expressly provided for herein, all payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

                  (h) Notices. All notices, requests, consents and demands shall be made in writing and shall be delivered by facsimile to the fax number, if any, set forth below or by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid;

         If to the Holder:          Nature's Sunshine Products, Inc.
                                    75 East 1700 South
                                    Provo, Utah 84605
                                    Attention:  Daniel Howells
                                    (Fax No.  801-342-4555)

         With a copy to:            Parsons, Behle & Latimer, P.C.
         (which shall not           201 South Main Street, Suite 1800
         constitute notice)         Salt Lake City, Utah 84145-0898
                                    Attention:  Brent Christensen, Esq.


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                                    (Fax Number:  801-536-6111)

         If to the Company:         Cetalon Corporation
                                    1801 Avenue of the Stars, Suite 1830
                                    Century City, California 90067
                                    Attention:  John A. Bryan
                                    (Fax Number:  310-277-0940)

         With a copy to:            Bryan Cave LLP
         (which shall not           2020 Main Street, Suite 600
         constitute notice)         Irvine, California 92614
                                    Attention:  Randolf W. Katz, Esq.
                                    (Fax Number:  949-223-7100)

                  Notices provided in accordance with this Section 6(h) shall be deemed delivered upon confirmation of facsimile transmission, upon personal delivery, one business day after being sent via reputable nationwide overnight courier service, or three business days after deposit in the United States mail.

                  (i) Saturdays, Sundays, or Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday, or on a day which, in Los Angeles, California, shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday, or legal holiday.

                  (j) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Utah, notwithstanding any conflict-of-laws doctrines of such state or other jurisdictions to the contrary, and without the aid of any canon, custom or rule of law requiring constructions against the draftsman. The parties agree to submit to the jurisdiction and venue of the state and federal courts of Salt Lake County, Utah, for the purposes of resolving disputes hereunder and authorize any such action to be instituted and prosecuted exclusively in the 3rd District Court, State of Utah, or, if appropriate, the United States District Court for the District of Utah.

                  (k) Collection Expenses. The Company agrees to pay all costs of collection or enforcement, including reasonable attorney's fees and legal expenses incurred by the Holder, in the event that payments are not made under this Note as required or in the event of the failure of the Company to issue Conversion Shares as provided for herein.

                  (l) Severability. If any provision of this Note is held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Note, all of which are declared severable.

                  (m) Headings. The headings used in this Note are solely for convenience of reference and shall not affect its interpretation.

                  (o) Words and Phrases. Words and phrases such as "to this Note," "herein," "hereinafter," "hereto," "hereof," "hereby," "hereinbelow," "hereinabove" and "hereunder" when


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used with reference to this Note, refer to this Note as a whole, unless the context otherwise requires.

                  (o) Gender and Number. Wherever from the context of this Note it appears appropriate, each term stated in either the singular or the plural shall include the singular or the plural, and pronouns stated in either the masculine, feminine or neuter gender, shall include the masculine, feminine and neuter.

                  (p) Entire Understanding. This Note contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supercedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer as of the date first above written.

                                             CETALON CORPORATION

                                             By:
                                                 A. John A. Bryan, Jr. President


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